ATALANTA/SOSNOFF INVESTMENT TRUST

              AMENDMENT NO. 4 TO AGREEMENT AND DECLARATION OF TRUST
 (ADDITION OF THE ATALANTA/SOSNOFF MID CAP FUND AS SEPARATE SERIES OF THE TRUST)


     The undersigned hereby certifies that he is the duly elected Secretary of Atalanta/Sosnoff Investment Trust (the "Trust") and that pursuant to Section 4.1 of the Agreement and Declaration of Trust dated January 29, 1998, as amended, at a meeting of the Board of Trustees that was duly called and held on May 7, 2001, at which a quorum was present, a majority of the Trustees adopted the following resolutions and that such resolutions remain in full force and effect:

          RESOLVED, that a new series of shares of the Trust be, and it hereby is, established and that such new series be, and it hereby is, designated the "Atalanta/Sosnoff Mid Cap Fund" (the "Fund"); and

          FURTHER RESOLVED, that the relative rights and preferences of the Fund's shares shall be those rights and preferences set forth in Sections 4.2(a) through 4.2(l) of the Agreement and Declaration of Trust dated January 29, 1998, as amended, of the Trust; and

          FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized and empowered to take any and all actions and to execute any and all documents and instruments, which they or any one of them in his sole discretion deem necessary, appropriate or desirable to implement the foregoing resolutions.

     The  undersigned  certifies  that  the  actions  to  effect  the  foregoing
Amendment were duly taken in the manner provided by the Agreement and Declaration of Trust, that said Amendment is to be effective July 1, 2001 and that he is causing this Certificate to be signed and filed as provided in
Section 7.3 of the Agreement and Declaration of Trust.

     Witness my hand this 23rd day of July, 2001.



                                                     /s/ John F. Splain
                                                     --------------------------
                                                     John F. Splain, Secretary

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